EXHIBIT 16.1

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak, 50400, Kuala Lumpur. Tel: (603) 2733 9989

March 22, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: PHOENIX RISING COMPANIES

(FORMERLY KNOWN AS RESORT SAVERS, INC.)

Dear Sirs/Madams:

The undersigned Total Asia Associates PLT, previously acted as independent accountants to audit the financial statements of Phoenix Rising Companies (formerly known as Resort Savers, Inc.). We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated March 22, 2021 of Phoenix Rising Companies (formerly known as Resort Savers, Inc.) to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

/S/ TOTAL ASIA ASSOCIATES PLT TOTAL ASIA ASSOCIATES PLT KUALA LUMPUR, MALAYSIA